UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2008

EnterConnect Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-145487	20-8002991
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Century Center Court
Suite 650
San Jose, California 95112-4537
(Address of principal executive office, including zip code)

(408) 441-9500
(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

Effective as of July 7, 2008, Thomas Ashburn was appointed as a Director of the Registrant.  Previously, Mr. Ashburn, served as President of BEA Worldwide Field Organization, with responsibility for sales, marketing and services, focusing on direct sales teams, resellers, partners, marketing, professional services, and customer support.  Prior thereto at BEA, Mr. Ashburn was with Hewlett-Packard for 33 years, where he was Vice President and General Manager of HP Services, a $5 billion business with more than 30,000 employees in 120 countries.  Prior to that role, he lead HP Customer Support Business for four years.  He holds a bachelor’s degree in industrial technology from California State University, Long Beach.

During the Registrant’s last fiscal year, there have been no transactions nor are there any proposed transactions between the Registrant and Mr. Ashburn that would require disclosure pursuant to Item 404(a) of Regulation S-B.

In connection with Mr. Ashburn’s appointment as Director, the Registrant has granted him a stock option entitling him to purchase up to 250,000 shares of the Company’s Common Stock.  The options will vest as follows: 25% of the stock options shall vest immediately and the remaining 75% shall vest in 12 equal quarterly installments over the following three (3) years.  The option will expire on the fifth anniversary of the date of grant; the exercise price per share will be equal to the fair market value of the Company’s Common Stock on the date of grant; the date of grant will be the last trading day of the month Mr. Ashburn’s service as a Director commences.  In addition, Mr. Ashburn will be entitled to receive cash compensation in accordance with the Company’s Pro forma Annual Fee Schedule which establishes fees per activities. In accordance with the Pro forma Annual Fee Schedule, the Board projects annual fees to be paid to Mr. Ashburn in an amount equal to $44,500 per year, not including all customary out of pocket expenses related to meeting attendance and performance of services to the Company in accordance with the Company’s established policies, which expenses will be reimbursed.

On July 14, 2008, the Registrant extended the terms of Sam Jankovich and Michael Wainstein as a directors through June 30, 2010.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 14, 2008, the Board of Directors of the Registrant approved a change to Article III, Section 1 of the Registrant’s Bylaws, which are attached hereto as Exhibit 99.1 and incorporated herein by reference.  A new Article III, Section 1 was added to the Bylaws, replacing the then current Article III, Section 1, to increase the term of a Directorship from one year to a term not to exceed three years.

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Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release dated July 10, 2008
99.2	Amendment to Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2008	By:	/s/ Sam Jankovich

Sam Jankovich, Chief Executive Officer

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